Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG REPORTS THIRD-QUARTER NET EARNINGS FROM CONTINUING
OPERATIONS OF $0.31 PER DILUTED SHARE WITH
4% INCREASE IN SAME-CENTER REVENUES
NASHVILLE, Tenn. (October 24, 2006) — Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the third quarter and nine months ended September 30, 2006. Revenues for the quarter were $114,188,000, an increase of 16% from $98,410,000 for the third quarter of 2005. Net earnings from continuing operations for the third quarter of 2006 were $9,398,000, or $0.31 per diluted share, including $0.03 per diluted share for FAS 123R, compared with $9,150,000, or $0.30 per diluted share, for the third quarter last year. Excluding the impact of FAS 123R, net earnings from continuing operations per diluted share for the third quarter of 2006 increased 13% to $0.34 from $0.30 for the third quarter of 2005.
     Revenues increased 21% for the first nine months of 2006 to $345,674,000 from $285,846,000 for the first nine months of 2005. Net earnings from continuing operations for the first nine months of 2006 were $28,155,000, or $0.93 per diluted share, which included FAS 123R expense of $0.11 per diluted share, compared with $27,888,000, or $0.92 per diluted share, for the first nine months of 2005. Excluding the impact of FAS 123R, net earnings from continuing operations per diluted share for the first nine months of 2006 increased 13% to $1.04 from $0.92 for the comparable period in 2005.

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2006		2005		2006		2005
Net earnings from continuing operations per diluted share, excluding impact of FAS 123R(1)	$0.34		$0.30	(2)	$1.04		$0.92	(2)
Share-based payment expense	(0.03)		(0.03	)(3)	(0.11)		(0.08	)(3)

Net earnings from continuing operations per diluted share(4)	$0.31	(2)	$0.28		$0.93	(2)	$0.85

(1) Net earnings from continuing operations per diluted share, excluding impact of FAS 123R, is not a measurement determined in accordance with accounting principles generally accepted in the United States. AmSurg believes its calculation of net earnings from continuing operations per diluted share, excluding impact of FAS 123R, in this press release is a useful measure of the Company’s ongoing performance because it provides comparability to periods prior to the adoption of FAS 123R and disclosures of its operations on the same basis as that used by management. Net earnings from continuing operations per diluted share, excluding impact of FAS 123R, should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the item excluded from it is a significant component in understanding and assessing financial performance.

(2) Net earnings from continuing operations per diluted share, GAAP basis.

(3) Pro forma share-based payment expense, as if the Company adopted FAS 123R on January 1, 2005.

(4) Figures may not add due to rounding.
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AMSG Reports Third-Quarter Results

October 24, 2006
     “We are pleased to report that AmSurg produced a 4% increase in same-center revenues for the third quarter of 2006 and expanded the number of continuing centers in operation by 12% to 153 at the quarter’s end from 137 at the same time last year,” said Mr. McDonald. “During the third quarter, we completed the acquisition of four centers. In addition, we initiated the disposition of four surgery centers, one of which was completed in the third quarter and three of which were completed in October. These centers, which were minimally profitable, have been classified as discontinued operations and all prior periods have been restated. As a result, the total number of our continuing centers in operation at the end of the third quarter was the same as at the end of the second quarter.
     “The four center acquisitions in the third quarter increased the number of new centers opened in the first nine months of 2006 to eight. We also had four centers under development at the end of the quarter, three additional centers awaiting CON certification and three centers under letter of intent. Since the beginning of the fourth quarter, we have completed the acquisition of one of the centers under letter of intent, and we continue to anticipate the opening of one of the de novo centers under development before the quarter ends. With a strong pipeline of potential center transactions, we expect to achieve our target of opening a total of 12 to 15 centers for the full year.”
     Based on AmSurg’s financial and operating performance for the third quarter and first nine months of 2006, and its outlook on the operating environment for the remainder of 2006, the Company tightened its range of revenue and earnings guidance for full-year 2006, confirmed the other elements of its existing guidance and established its earnings guidance for the fourth quarter of 2006, is as follows:
•	Revenues in a range of $455 million to $465 million for 2006.

•	Same-center revenue growth of 4% to 5% for the full year, 3% to 4% for the fourth quarter.

•	The addition of 12 to 15 new centers for the year.

•	Net earnings from continuing operations per diluted share as follows:

	Twelve Months				Three Months
	Ending		Ended		Ending
	Dec. 31, 2006		Dec. 31,		Dec. 31, 2006
	(Guidance)		2005		(Guidance)
Net earnings per diluted share, excluding impact of FAS 123R	$1.38 -- 1.39		$1.20	(1)	$0.34 -- 0.35
Share-based payment expense	(0.14)		(0.11	)(2)	(0.03)

Net earnings per diluted share	$1.24 -- 1.25	(1)	$1.09		$0.31 -- 0.32	(1)

(1)	Net earnings from continuing operations per diluted share, GAAP basis.

(2)	Pro forma share-based payment expense, as if the Company had adopted FAS 123R in 2005.
     AmSurg also today established its guidance for net earnings from continuing operations for the first quarter of 2007 in a range of $0.30 to $0.31 per diluted share. This range includes an expense of $0.06 related to FAS 123R compared with $0.05 for the first quarter of 2006. Similar to 2006, FAS 123R expense will be significantly higher in the first quarter of 2007 than in the remaining quarters of the year. In addition, the range includes a negative $0.01 impact from the
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AMSG Reports Third-Quarter Results

October 24, 2006
effect of the Medicare Deficit Reduction Act of 2005. As previously reported, this legislation, among other things, reduces Medicare reimbursement AmSurg expects to receive for after-cataract laser surgery procedures beginning in 2007. The Company estimates that the reduced Medicare reimbursement will have a negative effect on the Company’s earnings per share for full-year 2007 of $0.03, up from the original estimate of approximately $0.02 due to increased volumes. AmSurg intends to provide full-year 2007 guidance in its news release for fourth-quarter 2006 financial results.
     The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.
     “We are encouraged by AmSurg’s third quarter performance, which met the high end of our guidance,” added Mr. McDonald. “We remain confident of achieving our financial and operational objectives for 2006, of the longer-term growth opportunities for our proven single specialty surgery center business model and of our ability to leverage these opportunities to produce continued long-term growth in shareholder value.”
     AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investor Relations” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on January 24, 2007.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other filings with the Securities and Exchange Commission, including the following risks: the risk that payments from third-party payors may decrease or not increase as the Company’s costs increase; changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers by the Centers for Medicare and Medicaid Services; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to identify suitable acquisition and development candidates and negotiate and close transactions in a timely manner and on favorable terms; the Company’s ability to grow revenues at its existing centers; risks associated with weather and other factors that may affect the Company’s surgery centers located in Florida; the Company’s ability to manage the growth in its business; the Company’s ability to obtain the necessary financing or capital on terms satisfactory to it to execute its expansion strategy; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; the Company’s ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development and to comply with applicable laws; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; risks
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AMSG Reports Third-Quarter Results

October 24, 2006
associated with the Company’s status as a general partner of limited partnerships; the Company’s ability to obtain the necessary financing to fund the purchase of its physician partners’ minority interests in the event of a regulatory change that would require such a purchase; and risks associated with the valuation and tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.
     AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2006, AmSurg owned a majority interest in 153 continuing centers in operation and had four centers under development and three centers awaiting CON approval.
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AMSG Reports Third-Quarter Results

October 24, 2006
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Statement of Earnings Data:
Revenues	$114,188	$98,410	$345,674	$285,846
Operating expenses:
Salaries and benefits	33,925	27,965	102,833	79,592
Supply cost	13,174	11,437	40,192	31,790
Other operating expenses	23,199	19,467	67,480	56,145
Depreciation and amortization	4,324	3,950	12,761	11,216

Total operating expenses	74,622	62,819	223,266	178,743

Operating income	39,566	35,591	122,408	107,103
Minority interest	22,185	19,445	70,431	58,398
Interest expense, net	1,924	1,098	5,669	2,837

Earnings from continuing operations before income taxes	15,457	15,048	46,308	45,868
Income tax expense	6,059	5,898	18,153	17,980

Net earnings from continuing operations	9,398	9,150	28,155	27,888
Discontinued operations:
Earnings (loss) from operations of discontinued interests in surgery centers, net of income tax expense (benefit)	20	(46)	92	(208)
Loss on disposal of discontinued interests in surgery centers, net of income tax benefit	(56)	(743)	(56)	(986)

Net (loss) earnings from discontinued operations	(36)	(789)	36	(1,194)

Net earnings	$9,362	$8,361	$28,191	$26,694

Basic earnings per common share:
Net earnings from continuing operations	$0.31	$0.31	$0.95	$0.94
Net earnings	$0.31	$0.28	$0.95	$0.90
Diluted earnings per common share:
Net earnings from continuing operations	$0.31	$0.30	$0.93	$0.92
Net earnings	$0.31	$0.28	$0.93	$0.89
Weighted average number of shares and share equivalents (000’s):
Basic	29,875	29,625	29,787	29,538
Diluted	30,423	30,287	30,371	30,159

Operating Data:
Continuing centers in operation at end of period	153	137	153	137
Centers under development/not opened at end of period	4	4	4	4
Development centers awaiting CON approval at end of period	3	—	3	—
Centers under letter of intent	3	2	3	2
Average number of centers in operation	150	135	149	130
Average revenue per center	$760	$728	$2,328	$2,207
Same center revenues increase	4%	4%	5%	4%
Procedures performed during the period	207,953	188,197	635,760	542,474
Cash flows provided by operating activities	$20,285	$21,104	$54,197	$51,981
Cash flows used by investing activities	$(26,142)	$(17,957)	$(60,874)	$(58,578)
Cash flows provided by financing activities	$9,490	$1,784	$7,492	$13,629
Reconciliation of net earnings to EBITDA and adjusted EBITDA (1):
Net earnings from continuing operations	$9,398	$9,150	$28,155	$27,888
Add: income tax expense	6,059	5,898	18,153	17,980
Add: interest expense, net	1,924	1,098	5,669	2,837
Add: depreciation and amortization	4,324	3,950	12,761	11,216

EBITDA	21,705	20,096	64,738	59,921
Add: share-based compensation expense	1,472	—	5,513	—

Adjusted EBITDA	$23,177	$20,096	$70,251	$59,921

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AMSG Reports Third-Quarter Results

October 24, 2006
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands)

	Sept. 30,	Dec. 31,
	2006	2005
Balance Sheet Data:
Cash and cash equivalents	$21,311	$20,496
Accounts receivable, net	52,718	46,387
Working capital	69,049	61,072
Total assets	585,276	527,816
Long-term debt and other long-term liabilities	135,448	125,712
Minority interest	53,337	47,271
Shareholders’ equity	332,337	294,618

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization and share-based compensation expense. EBITDA and adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing financial performance. EBITDA and adjusted EBITDA are analytical indicators used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA and adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA and adjusted EBITDA as defined.
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AMSG Reports Third-Quarter Results

October 24, 2006
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands)
Presented below is certain statement of earnings and operating data for prior quarterly periods in 2006, which have been restated in order to include additonal discontinued operations.

	For the Three		For the Six
	Months Ended		Months Ended
	March 31,	June 30,	June 30,
	2006	2006	2006
Statement of Earnings Data:
Revenues	$112,609	$118,877	$231,486
Operating expenses:
Salaries and benefits	34,516	34,392	68,908
Supply cost	12,779	14,239	27,018
Other operating expenses	21,468	22,813	44,281
Depreciation and amortization	4,141	4,296	8,437

Total operating expenses	72,904	75,740	148,644

Operating income	39,705	43,137	82,842
Minority interest	23,693	24,553	48,246
Interest expense, net	1,699	2,046	3,745

Earnings from continuing operations before income taxes	14,313	16,538	30,851
Income tax expense	5,611	6,483	12,094

Net earnings from continuing operations	8,702	10,055	18,757
Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax expense	23	49	72

Net earnings	$8,725	$10,104	$18,829

Basic earnings per common share:
Net earnings from continuing operations	$0.29	$0.34	$0.63
Net earnings	$0.29	$0.34	$0.63
Diluted earnings per common share:
Net earnings from continuing operations	$0.29	$0.33	$0.62
Net earnings	$0.29	$0.33	$0.62
Weighted average number of shares and share equivalents (000’s):
Basic	29,693	29,794	29,744
Diluted	30,219	30,472	30,345

Operating Data:
Procedures	211,102	216,705	427,807
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$8,702	$10,055	$18,757
Add: income tax expense	5,611	6,483	12,094
Add: interest expense, net	1,699	2,046	3,745
Add: depreciation and amortization	4,141	4,296	8,437

EBITDA	20,153	22,880	43,033
Add: share-based compensation expense	2,574	1,467	4,041

Adjusted EBITDA	$22,727	$24,347	$47,074

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AMSG Reports Third-Quarter Results

October 24, 2006
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands)
Presented below is certain statement of earnings and operating data for 2005, which have been restated in order to conform to the current year presentation, which reflects operating results from continuing and discontinued operations.

					For the Year
	For the Three Months Ended				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2005	2005	2005	2005	2005
Statement of Earnings Data:
Revenues	$90,261	$97,175	$98,410	$101,952	$387,798
Operating expenses:
Salaries and benefits	25,304	26,323	27,965	30,406	109,998
Supply cost	9,755	10,598	11,437	11,987	43,777
Other operating expenses	17,813	18,865	19,467	20,336	76,481
Depreciation and amortization	3,540	3,726	3,950	4,009	15,225

Total operating expenses	56,412	59,512	62,819	66,738	245,481

Operating income	33,849	37,663	35,591	35,214	142,317
Minority interest	18,670	20,283	19,445	20,043	78,441
Interest expense, net	826	913	1,098	1,290	4,127

Earnings from continuing operations before income taxes	14,353	16,467	15,048	13,881	59,749
Income tax expense	5,626	6,456	5,898	5,442	23,422

Net earnings from continuing operations	8,727	10,011	9,150	8,439	36,327
Discontinued operations:
(Loss) earnings from operations of discontinued interests in surgery centers, net of income tax (benefit) expense	(75)	(87)	(46)	18	(190)
Loss on disposal of discontinued interests in surgery centers, net of income tax benefit	—	(243)	(743)	—	(986)

Earnings (loss) from discontinued operations	(75)	(330)	(789)	18	(1,176)

Net earnings	$8,652	$9,681	$8,361	$8,457	$35,151

Basic earnings per common share:
Net earnings from continuing operations	$0.30	$0.34	$0.31	$0.28	$1.23
Net earnings	$0.29	$0.33	$0.28	$0.28	$1.19
Diluted earnings per common share:
Net earnings from continuing operations	$0.29	$0.33	$0.30	$0.28	$1.20
Net earnings	$0.29	$0.32	$0.28	$0.28	$1.17
Weighted average number of shares and share equivalents (000’s):
Basic	29,451	29,537	29,625	29,681	29,573
Diluted	30,024	30,165	30,287	30,111	30,147

Operating Data:
Procedures	169,052	185,225	188,197	191,595	734,069
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$8,727	$10,011	$9,150	$8,439	$36,327
Add: income tax expense	5,626	6,456	5,898	5,442	23,422
Add: interest expense, net	826	913	1,098	1,290	4,127
Add: depreciation and amortization	3,540	3,726	3,950	4,009	15,225

EBITDA	$18,719	$21,106	$20,096	$19,180	$79,101

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